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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the prospectuses included in the Registration Statements of Childtime Learning Centers, Inc. on Form S-8 (File Nos. 333-38325 and 333-33741) of our report dated May 31, 2000, on our audits of the consolidated financial statements and financial statement schedule of Childtime Learning Centers, Inc. and Subsidiaries as of March 31, 2000 and April 2, 1999, and for each of the three fiscal years in the period ended March 31, 2000, which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers, LLP
Detroit, Michigan
June 13, 2000